THIS SECOND SUPPLEMENTAL INDENTURE, effective as of May 7, 1999, among Safety-Kleen Services, Inc. (formerly LES, Inc.), a Delaware corporation (the "Company"), Safety-Kleen Corp. (formerly Laidlaw Environmental Services, Inc.), a Delaware corporation (the "Parent Guarantor"), SK Services, L.C. ("SK Services") and SK Services (East), L.C. ("SK Services East"), both SK Services and SK Services East are Utah limited liability companies, and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee").

       WHEREAS, the Company, the Guarantors, and the Trustee entered into an Indenture dated as of May 29, 1998 (the "Indenture") to provide for the issuance of the Company's 9 1/4 % Senior Subordinated Notes due 2008;

       WHEREAS, the Company, the Parent Guarantor, the Trustee and SK Europe, Inc. entered into the First Supplement Indenture dated December 18,1998 (the "First Supplemental Indenture");

       WHEREAS, Safety-Kleen (Delaware), Inc., a wholly-owned subsidiary of Safety-Kleen (Lone and Grassy Mountain), Inc., which is a wholly-owned subsidiary of the Company, acquired an additional 20% ownership of each of SK Services and SK Services East so that it now holds 100% of each of SK Services and SK Services East;

       WHEREAS, pursuant to Sections 1307 and 1308 of the Indenture, SK Services and SK Services East, as Subsidiary Guarantors, are each required to enter into this Second Supplemental Indenture (the "Second Supplemental Indenture");

       WHEREAS, the Company, the Parent Guarantor, SK Services, SK Services East and the Trustee are authorized to enter into this Second Supplemental Indenture;

       NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Second Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Parent Guarantor, SK Services, SK Services East and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Securities as follows:


                                   ARTICLE ONE

                                   Definitions
                                   -----------

       1.1 Definitions. For purposes of this Second Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

                                   ARTICLE TWO

                  GUARANTEES OF SECURITIES AND OTHER PROVISIONS
                  ---------------------------------------------

       2.1 SK Services Guarantee.
           ---------------------

       (a) SK Services hereby jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee for its benefit and the benefit of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Securities Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Securities Guarantee. Without limiting the generality of the foregoing, SK Services' liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Securities or the Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

       (b) SK Services and by its acceptance of a Security each Holder hereby confirms that it is the intention of all such parties that the guarantee by SK Services pursuant to its Securities Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act of any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and SK Services hereby irrevocably agree that the obligations of such Guarantor under its Securities Guarantee shall be limited to the maximum amount as shall after giving effect to all other contingent and fixed liabilities of SK Services and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Securities Guarantee or pursuant to paragraph (c) of Section 1301 of the Indenture, result in the obligations of SK Services under its Securities Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

       (c) SK Services, the Trustee and each Holder by its acceptance of a Security hereby agrees that the Securities Guarantee of SK Services provided hereunder shall be subject to all terms, provisions and conditions in the Indenture that relate to a Securities Guarantee (including, without limitation, Articles XIII and XIV of the Indenture). SK Services further agrees to be bound by, and to comply with, all provisions of the Indenture and Securities Guarantee that are applicable to a Subsidiary Guarantor.

       3.2 SK Services East Guarantee.
           ---------------------------
       (a) SK Services East hereby jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee for its benefit and the benefit of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Securities Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Securities Guarantee. Without limiting the generality of the foregoing, SK Services East's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Securities or the Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

       (b) SK Services East and by its acceptance of a Security each Holder hereby confirms that it is the intention of all such parties that the guarantee by SK Services East pursuant to its Securities Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act of any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and SK Services East hereby irrevocably agree that the obligations of such Guarantor under its Securities Guarantee shall be limited to the maximum amount as shall after giving effect to all other contingent and fixed liabilities of SK Services East and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Securities Guarantee or pursuant to paragraph (c) of Section 1301 of the Indenture, result in the obligations of SK Services East under its Securities Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

       (c) SK Services East, the Trustee and each Holder by its acceptance of a Security hereby agrees that the Securities Guarantee of SK Services East provided hereunder shall be subject to all terms, provisions and conditions in the Indenture that relate to a Securities Guarantee (including, without limitation, Articles XIII and XIV of the Indenture). SK Services East further agrees to be bound by, and to comply with, all provisions of the Indenture and Securities Guarantee that are applicable to a Subsidiary Guarantor.

       3.3 Execution and Delivery of Guarantee.
           ------------------------------------

       The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Securities Guarantee on behalf of SK Services and SK Services East.

       3.4 Amendment of Schedule A.
           ------------------------

       In order to reflect the Securities Guarantee of SK Services and SK Services East, Schedule A of the Indenture and Schedule A of the First Supplemental Indenture is hereby replaced by Schedule A attached to this Second Supplemental Indenture.

       3.5 No Personal Liability.
           ----------------------

       No stockholder, officer, director, employee or incorporator, past, present or future, of SK Services or SK Services East, as such, shall have any personal liability under the Securities Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                                  ARTICLE THREE

                                  Miscellaneous
                                  -------------

       4.1 Effect of the Second Supplemental Indenture. This Second Supplemental
           --------------------------------------------
Indenture supplements the First Supplemental Indenture and the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture, the First Supplemental Indenture and the Securities issued thereunder shall continue in full force and effect.

       4.2 Counterparts.  This Second Supplemental  Indenture may be executed in
           ------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

       4.3 GOVERNING LAW. THIS SECOND  SUPPLEMENTAL  INDENTURE SHALL BE GOVERNED
           -------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       4.4 Recitals. The Trustee shall not be responsible for any recital herein
           --------
(other than the sixth recital as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by SK Services or SK Services East of this Second Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

       IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this  Second
Supplemental Indenture to be duly executed on this 9th day of August 1999.

                                SAFETY-KLEEN SERVICES, INC.

                                By: /s/ Kenneth W. Winger
                                   -------------------------
                                Name:   Kenneth W. Winger
                                Title:  President

                                SAFETY-KLEEN CORP.

                                By: /s/ Kenneth W. Winger
                                   -------------------------
                                Name:   Kenneth W. Winger
                                Title:  President and Chief Executive Officer


                                SK SERVICES, L.C.

                                By:   /s/ Kenneth W. Winger
                                   -------------------------
                                Name:   Kenneth W. Winger
                                Title:  President and Sole Member
                                        Safety-Kleen (Delaware), Inc.


                                SK SERVICES (EAST), L.C.

                                By: /s/ Kenneth W. Winger
                                   -------------------------
                                Name:   Kenneth W. Winger
                                Title:  President and Sole Member
                                        Safety-Kleen (Delaware), Inc.

                                THE BANK OF NOVA SCOTIA TRUST
                                COMPANY OF NEW YORK, as Trustee

                                By:   /s/ George E. Timmes
                                   -------------------------
                                Name:   George E. Timmes
                                Title:  Vice President

                                   SCHEDULE A

                              SUBSIDIARY GUARANTORS

Safety-Kleen Systems, Inc.
Safety-Kleen (Altair), Inc.
Safety-Kleen (Aragonite), Inc.
Safety-Kleen (Bartow), Inc.
Safety-Kleen (Baton Rouge), Inc.
Safety-Kleen (BDT), Inc.
Safety-Kleen (Bridgeport), Inc.
Safety-Kleen (Buttonwillow), Inc.
Safety-Kleen (California), Inc.
Safety-Kleen (Chattanooga), Inc.
Safety-Kleen (Clive), Inc.
Safety-Kleen (Colfax), Inc.
Safety-Kleen (Crowley), Inc.
Safety-Kleen (Custom Transport), Inc.
Safety-Kleen (Deer Park), Inc.
Safety-Kleen (Deer Trail), Inc.
Safety-Kleen (Delaware), Inc.
Safety-Kleen (Encotec), Inc.
Safety-Kleen (FS), Inc.
Safety-Kleen (Gloucester), Inc.
Safety-Kleen (GS), Inc.
Safety-Kleen Holdings, Inc.
Safety-Kleen (La Porte), Inc.
Safety-Kleen (Lone and Grassy Mountain) Inc.
Safety-Kleen (Los Angeles), Inc.
Safety-Kleen (Minneapolis), Inc.
Safety-Kleen (Mt. Pleasant), Inc.
Safety-Kleen (Nashville), Inc.
Safety-Kleen (NE), Inc.
Safety-Kleen (Pecatonica), Inc.
Safety-Kleen (Pinewood), Inc.
Safety-Kleen (Plaquemine), Inc.
Safety-Kleen (PPM), Inc.
Safety-Kleen (Puerto Rico), Inc.
Safety-Kleen (Roebuck), Inc.
Safety-Kleen (Rosemount), Inc.
Safety-Kleen (San Antonio), Inc.
Safety-Kleen (Sawyer), Inc.
Safety-Kleen (TG), Inc.

Safety-Kleen (Tipton), Inc.
Safety-Kleen (TS), Inc.
Safety-Kleen (Tulsa), Inc.
Safety-Kleen (San Jose), Inc.
Safety-Kleen (Sussex), Inc.
Safety-Kleen (White Castle), Inc.
Safety-Kleen (Wichita), Inc.
Safety-Kleen (Westmorland), Inc.
Safety-Kleen (WT), Inc.
Safety-Kleen OSCO Holdings, Inc.
Safety-Kleen Chemical Services, Inc.
SK Europe, Inc.
SK Services, L.C.
SK Services (East), L.C.
Ninth Street Properties, Inc.
Chemclear, Inc.  of Los Angeles
USPCI, Inc.  of Georgia
GSX Chemical Services of Ohio, Inc.
LEMC, Inc.
Dirt Magnet, Inc.
The Midway Gas & Oil Company
Elgint Corp.
Safety-Kleen Envirosystems Company
Safety-Kleen Envirosystems Company of Puerto Rico, Inc.
Petrocon, Inc.
Phillips Acquisition Corp.
ViroGroup, Inc.
SK Insurance Company
SK Real Estate, Inc.
Safety-Kleen International, Inc.
Safety-Kleen Oil Recovery Co.
Safety-Kleen Oil Services, Inc.
The Solvents Recovery Service of New Jersey, Inc.